Exhibit 24










      We  have  issued our reports dated January  18,  1994,

accompanying   the  consolidated  financial  statements   of

Colonial Gas Company appearing in the 1993 Annual Report  of

the   Company  to  its  shareholders  and  accompanying  the

schedules included in the Annual Report on Form 10-K for the year  ended  December  31, 1993, which are  incorporated  by reference  in  this  Registration Statement.  We  have  also issued  our  report  dated April 7, 1994,  accompanying  the financial  statements of Colonial Gas Company  Savings  Plan for  Local  13507 United Steelworkers of America AFL-CIO-CLC

appearing  in the 1993 Annual Report on Form 11-K  which  is incorporated by reference in this registration statement. We consent  to  the incorporation by reference in the  Registration

Statement of the aforementioned reports.




                                   GRANT THORNTON
Boston, Massachusetts
June 10, 1994

   [End of Exhibit 24 to Form S-8 of Colonial Gas Company]